Exhibit 99.1

CONTACT:
Jeffrey Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5600

GENERAL MARITIME CORPORATION ANNOUNCES
FIRST QUARTER 2009 FINANCIAL RESULTS

Declares Quarterly Dividend of $0.50 Per Share

Achieves Net Income of $18.9 Million

New York, New York, April 29, 2009 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months ended March 31, 2009.

Financial Review:  2009 First Quarter

Excluding the $0.5 million in other income, and $0.5 million in additional costs related to the Genmar Defiance litigation, the Company recorded net income of $18.9 million or $0.35 basic and $0.34 diluted earnings per share for the three months ended March 31, 2009 compared to $13.4 million or $0.35 basic and $0.34 diluted earnings per share for the three months ended March 31, 2008 (excluding $0.5 million in other loss in that period). Other income for the quarter of $0.5 million included a  $1.0 million unrealized non-cash gain associated with the change in fair value of our freight derivatives as well as a $0.5 million loss associated with the monthly cash settlements of our freight derivatives. Net income was $18.9 million or $0.35 basic and $0.34 diluted earnings per share for the three months ended March 31, 2009 compared to net income of $12.9 million, or $0.33 basic and $0.32 diluted earnings per share, for the three months ended March 31, 2008. The increase in net income was principally the result of a rise in net voyage revenue compared with the prior year period.

John Tavlarios, President of General Maritime Corporation, commented, “During the first quarter of 2009, General Maritime posted strong financial results and once again met its quarterly dividend target.  The Company’s success at growing net income, during a challenging time for the oil tanker industry and the economy in general, is directly related to management’s proven approach for effectively operating the Company through the shipping cycles.  Specifically, during the first quarter of 2009, General Maritime benefited from its timely decision to secure a large percentage of its fleet on favorable time charters more than 2 years ago.  In addition, the Company’s strategic decision in 2008 to once again draw upon its strong balance sheet and acquire 10 modern vessels served to further increase its time charter coverage and earnings power.  With a significant part of our fleet on time charters backed by quality counterparties, General Maritime remains in a strong position to achieve stability in results for shareholders.”

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), increased 36.0% to $82.9 million for the three months ended March 31, 2009 compared to $60.9 million for the three months ended March 31, 2008.  EBITDA for the three months ended March 31, 2009 was $48.7 million compared to $33.0 million for the three months ended March 31, 2008 (please see below for a reconciliation of EBITDA to net income).  Net cash provided by operating activities was $25.7 million for the three months ended March 31, 2009 compared to $14.2 million for the prior year period. As of March 31, 2009 the Company’s net debt (calculated as total long term debt less cash) was $892.6 million.

The average daily time charter equivalent, or TCE, rates obtained by the Company’s fleet decreased by 12.0% to $30,724 per day for the three months ended March 31, 2009 compared to $34,918 for the prior year period. The Company’s average daily rates for vessels on spot charters decreased by 24.8% to $26,445 for the three months ended March 31, 2009 compared to $35,155 for the prior year period.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased by 29.5% to $34.7 million for the three months ended March 31, 2009 from $26.8 million for the three months ended March 31, 2008.  During the same periods, the average size of General Maritime’s fleet increased by 50.6% to 31.0 vessels from 20.6 vessels. Daily direct vessel operating expenses increased 2.3% to $8,238 for the quarter ended March 31, 2009 compared to $8,049 for the prior year period. These increases reflect higher crew and insurance costs during Q1 2009 relative to Q1 2008. General and administrative costs remained flat at $11.7 million for the quarter ended March 31, 2009 compared to $11.7 million for the prior year period.

Summary Consolidated Financial and Other Data

The following table summarizes General Maritime Corporation’s selected consolidated financial and other data for the three months ended March 31, 2009 and 2008.  Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three months ended March 31, 2009 and 2008.

	Three months ended
	March-09	March-08

INCOME STATEMENT DATA
(Dollars in thousands, except share data)
Voyage revenues	$92,349	$73,592
Voyage expenses	(9,424)	(12,625)
Net voyage revenues	82,925	60,967
Direct vessel expenses	22,984	15,076
General and administrative expenses	11,741	11,747
Depreciation and amortization	21,850	13,214
Gain on sale of vessel	-	613
Operating income	26,350	20,317
Net interest expense	7,910	6,883
Other (Income) expense	(456)	524
Net Income	$18,896	$12,910

Basic earnings per share	$0.35	$0.33

Diluted earnings per share	$0.34	$0.32

Weighted average shares outstanding, thousands	54,511	38,830
Diluted average shares outstanding, thousands	55,490	39,817

	March-09	December-08
BALANCE SHEET DATA, at end of period
(Dollars in thousands)
Cash	$47,870	$104,146
Current assets, including cash	85,805	141,703
Total assets	1,499,435	1,577,225
Current liabilities	72,506	88,392
Total long-term debt	940,500	990,500
Shareholders' equity	448,104	455,799
	Three months ended
	March-09	March-08
OTHER FINANCIAL DATA
(dollars in thousands)
EBITDA (1)	$48,656	$33,007
Net cash provided by operating activities	25,744	14,183
Net cash provided (used) by investing activities	(2,125)	(35,356)
Net cash provided (used) by financing activities	(78,932)	37,516
Capital expenditures
Vessel sales (purchases) net, including construction in progress	-	(33,504)
Drydocking or capitalized survey or improvement costs	(1,791)	(4,253)
Weighted average long-term debt	957,167	586,648

FLEET DATA
Total number of vessels at end of period	31	21
Average number of vessels (2)	31.0	20.6
Total voyage days for fleet (3)	2,699	1,746
Total time charter days for fleet	2,147	1,262
Total spot market days for fleet	552	484
Total calendar days for fleet (4)	2,790	1,873
Fleet utilization (5)	96.7%	93.2%

AVERAGE DAILY RESULTS
Time Charter equivalent (6)	$30,724	$34,918
Direct vessel operating expenses per vessel (7)	8,238	8,049
EBITDA (8)	17,439	17,623

	Three months ended
	March-09	March-08
EBITDA Reconciliation
Net Income	$18,896	$12,910
+ Net interest expense	7,910	6,883
+ Depreciation and Amortization	21,850	13,214
EBITDA	48,656	33,007

(1)  EBITDA represents net income plus net interest expense and depreciation and amortization.  EBITDA is included because it is used by management and certain investors as a measure of operating performance.  EBITDA is used by analysts in the shipping in
(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that peri
(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate  surveys.
(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.
(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.
(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis.  Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage d
(7) Daily direct vessel operating expenses, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.
(8) Daily EBITDA is total EBITDA divided by total vessel calendar days.

General Maritime Corporation’s Fleet

As of April 29, 2009, General Maritime Corporation’s fleet was comprised of 31 wholly owned tankers, consisting of 2 VLCC, 11 Suezmax, 12 Aframax 2 Panamax and 4 Products tankers, with a total carrying capacity of approximately 4 million deadweight tons, or dwt.  The average age of the Company’s fleet as of March 31, 2009 by dwt was 8.9 years compared to 8.7 years as of March 31, 2008.

Currently, 7 of General Maritime Corporation’s Aframax tankers and 1 of its Suezmax tankers are operating on the spot market. 74% of the Company’s fleet, consisting of 2 VLCC, 10 Suezmax, 5 Aframax, 2 Panamax, and 4 Products tankers are currently under time charter contracts, compared to 62% of the fleet under time charter contracts as of March 31, 2008.  The table below outlines which vessels are on time charter at what rate and when the contracts are set to expire.

Vessel	Vessel Type	Expiration Date	Daily Rate (1)

Genmar Agamemnon	Aframax	July 04, 2009	$36,750
Genmar Argus	Suezmax	January 6, 2010	$38,500
Genmar Defiance	Aframax	December 24, 2009	$29,500
Genmar George T.	Suezmax	August 27, 2010	$39,000
Genmar Harriet G.	Suezmax	June 1, 2010	$38,000
Genmar Hope	Suezmax	August 11, 2009	$36,500
Genmar Horn	Suezmax	January 23, 2010	$38,500
Genmar Kara G.	Suezmax	June 1, 2010	$38,000
Genmar Minotaur	Aframax	November 30, 2009	$25,000
Genmar Orion	Suezmax	June 1, 2010	$38,000
Genmar Phoenix	Suezmax	January 01, 2010	$38,500
Genmar Princess	Aframax	October 23, 2009	$27,750
Genmar Spyridon	Suezmax	December 13, 2009	$38,500
Genmar St. Nikolas	Suezmax	February 6, 2011	$39,000
Genmar Strength	Aframax	September 20, 2009	$39,000
Stena Companion	Panamax	November 10, 2009 (2)	$18,639
Stena Compatriot	Panamax	November 10, 2010 (2)	$18,639	(3)
Stena Concept	Product carriers	July 4, 2011	$17,942	(5)
Stena Concord	Product carriers	November 10, 2009 (2)	$16,642
Stena Consul	Product carriers	November 10, 2010 (2)	$16,642	(4)
Stena Contest	Product carriers	July 4, 2011	$17,942	(5)
Stena Vision	VLCC	November 10, 2009 (2)	$37,316
Stena Victory	VLCC	November 10, 2009 (2)	$37,316

(1) Before brokers' commissions.
(2) Charter end date excludes periods that are at the option of the charterer
(3) Rate increases to $18,989 per day commencing November 11, 2009
(4) Rate increases to $16,964 per day commencing November 11, 2009
(5) Rate adjusts as follows: $18,264 per day from January 5, 2010 through January 4, 2011 and
$18,603 per day from January 5, 2011 through July 4, 2011

The Company’s primary area of operation is the Atlantic basin.  The Company also currently has vessels employed in the Black Sea and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

Q1 2009 Dividend Announcement

On April 27, 2009 the Company’s Board of Directors declared a Q1 2009 quarterly dividend of $0.50 per share payable on or about May 22, 2009 to shareholders of record as of May 8, 2009. Under the Company’s dividend policy, the Company intends to declare quarterly dividends with a target amount of $0.50 per share.  The declaration of dividends and their amount, if any, will depend upon the results of the Company and the determination of the Board of Directors.

Jeff Pribor, Chief Financial Officer of General Maritime Corporation, commented, “General Maritime remains in a strong position to further its tradition of entering into value creating transactions and act opportunistically for shareholders during a time when credit markets remain tight.  In actively pursuing this critical objective, we will seek to draw upon our liquidity to prudently explore consolidation opportunities that meet strict return requirements.  During a time when we continue to target a $2.00 per share annual dividend, we also intend to look for opportunities to repurchase shares when we believe our stock is undervalued and utilize our cash flow to further reduce debt.”

About General Maritime Corporation

General Maritime Corporation is a leading crude and products tanker company serving principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 31 tankers - two V-MAX, twelve Aframax, eleven Suezmax tankers, two Panamax and four Product tankers - with a total carrying capacity of approximately 4.0 million dwt.

All per share amounts presented throughout this press release, unless otherwise noted, have been adjusted to reflect the exchange of 1.34 shares of the Company’s common stock for each share of common stock held by shareholders of General Maritime Subsidiary Corporation (formerly known as General Maritime Corporation) in connection with the Arlington combination.

Conference Call Announcement

General Maritime Corporation announced that it will hold a conference call on Thursday, April 30, 2009 at 10:00 a.m. Eastern Daylight Savings Time to discuss its 2009 first quarter financial results.  To access the conference call, dial (719) 325-4828 and enter the passcode 4232207.  A replay of the conference call can also be accessed until May 14, 2009 by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 4232207  The conference call will also be simultaneously webcast and will be available on the Company’s website, www.GeneralMaritimeCorp.com. The Company intends to place additional materials related to the earnings announcement, including a slide presentation, on its website prior to the conference call.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: loss or reduction in business from the Company’s significant customers; the failure of the Company’s significant customers to perform their obligations owed to us; changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which the Company or any of its vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s vessels; adverse changes in foreign currency exchange rates affecting the Company’s expenses; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2008 and its subsequent reports on Form 8-K. Share repurchases may be made from time to time for cash in open market transactions at prevailing market prices or in privately negotiated transactions.  The timing and amount of purchases under the Company’s share repurchase program will be determined by management based upon market conditions and other factors. Purchases may be made pursuant to a program adopted under Rule 10b5-1 under the Securities Exchange Act. The program does not require the Company to purchase any specific number or amount of shares and may be suspended or reinstated at any time in the Company's discretion and without notice. Repurchases will be subject to the restrictions under the Company's existing credit facility.  The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance.  The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

	THREE MONTHS ENDED

	V-Max VLCC			Suezmax Fleet			Aframax Fleet
		March-09	March-08		March-09	March-08		March-09	March-08
	% Change From Prior Period	Amount % of Total for Period	Amount % of Total for Period	% Change From Prior Period	Amount % of Total for Period	Amount % of Total for Period	% Change From Prior Period	Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues		8,709	-	-0.4%	35,129	35,261	13.3%	29,114	25,706
$ 1,000's		11%	0%		42%	58%		35%	42%

Average Daily TCE		48,383	-	-2.5%	35,809	36,730	-11.2%	29,027	32,705

Net Time Charter Revenues		8,709	-	-6.9%	33,847	36,367	36.4%	15,798	11,585
$ 1,000's		13%	0%		50%	83%		23%	26%

Net Spot Charter Revenues		-	-	-55.7%	1,282	2,894	-5.7%	13,316	14,121
$ 1,000's		0%	0%		9%	17%		91%	83%

Calendar Days		180	-	2.8%	990	963	18.7%	1,080	910
		6%	0%		35%	51%		39%	49%

Vessel Operating Days		180	-	2.2%	981	960	27.6%	1,003	786
		7%	0%		36%	55%		37%	45%

Capacity Utilization		100.0%	0.0%	-0.6%	99.1%	99.7%	7.5%	92.9%	86.4%

# Days Vessels on Time Charter		180	-	5.1%	913	869	32.1%	519	393
		8%	0%		43%	69%		24%	31%

# Days Vessels on Spot Charter		-	-	-25.3%	68	91	23.2%	484	393
		0%	0%		12%	19%		88%	81%

Average Daily Time Charter Rate		48,383		-0.5%	37,073	37,246	3.3%	30,439	29,478

Average Daily Spot Charter Rate		-	-	-40.7%	18,848	31,802	-23.4%	27,513	35,931

Daily Direct Vessel Expenses		9,036	-	8.1%	8,363	7,734	5.5%	8,841	8,383
(per Vessel)

Average Age of Fleet at End of Period (Years)		7.8	-		7.4	6.4		12.5	12.6

# Vessels at End of Period		2.0	-	0.0%	11.0	11.0	20.0%	12.0	10.0
		6%	0%		35%	52%		39%	48%

Average Number of Vessels		2.0	-	3.8%	11.0	10.6	20.0%	12.0	10.0
		6%	0%		35%	51%		39%	49%

DWT at End of Period		628	-	0.2%	1,691	1,688	21.4%	1,208	995
1,000's		16%	0%		44%	63%		31%	37%

	THREE MONTHS ENDED

	Panamax			Product Carrier			Total Fleet
		March-09	March-08
					March-09	March-08		March-09	March-08
	% Change From Prior Period	Amount % of Total for Period	Amount % of Total for Period	% Change From Prior Period	Amount % of Total for Period	Amount % of Total for Period	% Change From Prior Period	Amount	Amount

Net Voyage Revenues		4,005	-
$ 1,000's		5%	0%		7%	0%

Average Daily TCE		22,884	-		16,577	-	-12.0%	30,724	34,918

Net Time Charter Revenues		4,005	-		5,968	-	55.5%	68,327	43,952
$ 1,000's		6%	0%		9%	0%

Net Spot Charter Revenues		-	-		-	-	-14.2%	14,598	17,015
$ 1,000's		0%	0%		0%	0%

Calendar Days		180	-		360	-	49.0%	2,790	1,873
		6%	0%		13%	0%
Vessel Operating Days		175	-		360	-	54.6%	2,699	1,746
		6%	0%		13%	0%

Capacity Utilization		97.2%	0.0%		100.0%	0.0%	3.8%	96.7%	93.2%

# Days Vessels on Time Charter		175	-		360	-	70.1%	2,147	1,262
		8%	0%		17%	0%

# Days Vessels on Spot Charter		-	-		-	-	14.0%	552	484
		0%	0%		0%	0%
Average Daily Time Charter Rate		22,884	-		16,578	-	-8.6%	31,824	34,827

Average Daily Spot Charter Rate		-	-		-	-	-24.8%	26,445	35,155

Daily Direct Vessel Expenses		6,675	-		6,468	-	2.3%	8,238	8,049
(per Vessel)

Average Age of Fleet at End of Period (Years)		5.0	-		4.5			8.9	8.7

# Vessels at End of Period		2.0	-		4.0	-	47.6%	31	21.0
		6%	0%		13%	0%

Average Number of Vessels		2.0	-		4.0		50.6%	31.0	20.6
		6%	0%		13%	0%

DWT at End of Period		145	-		190	-	43.9%	3,862	2,683
1,000's		4%	0%		5%	0%